
EUA COGENEX CORPORATION
Consolidated Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
ASSETS
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

Non-utility property          $35.0
Less accumulated provision for depreciation            17.6
                              -----
Net non-utility property          17.4
Investments in subsidiaries, at equity          0.7
Notes receivable          3.5
Leases receivable          5.6
Other          9.8
                              -----
     Total other investments               37.0
                              -----
Current Assets:
     Cash and temporary cash investments               2.2
     Notes receivable                         5.6
     Leases receivable                         1.6
     Accounts receivable, net
          Customers          5.0
          Others                         7.8
     Accounts receivable-associated companies               3.2
     Other current assets                         0.7
                                        -----
               Total current assets                    26.1
                                        -----
Deferred debits          3.3
                                        -----
                              $66.4
               Total assets                         =====

CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common equity          $37.4
                                        -----
               Total capitalization                    37.4
                                        -----
Current Liabilities:
     Notes payable                    7.2
     Accounts payable                         0.2
     Accounts payable - associated companies               0.5
     Other current liabilities               10.6
                                        -----
               Total current liabilities               18.5
                                        -----
Deferred credits                         10.5
                                        -----
               Total liabilities and capitalization               $66.4
                                        =====
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